UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2009
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On January 13, 2009, NuVasive, Inc. (“NuVasive”) completed the purchase of forty percent (40%) of the capital stock of Progentix Orthobiology, B.V., a company organized under the laws of the Netherlands (“Progentix”), from existing shareholders pursuant to a Preferred Stock Agreement for $10,000,000 in cash.
NuVasive and Progentix additionally entered into a Senior Secured Facility Agreement dated January 13, 2009 (the “Facility Agreement”) whereby Progentix may borrow up to $5,000,000 from NuVasive to fund ongoing clinical and regulatory efforts (the Loan”). The Loan accrues interest at a rate of six percent (6%) per year.
Additionally, NuVasive, Progentix and the shareholders of Progentix entered into an Option Purchase Agreement dated January 13, 2009 (the “Option Agreement”), whereby NuVasive may be obligated, upon the achievement of certain milestones by Progentix within two years, to purchase the remaining sixty percent (60%) of capital stock of Progentix for $45,000,000, subject to certain adjustments (the “Remaining Shares”). NuVasive may also be obligated in the event that Progentix achieves the milestones contemplated above within the requisite two year period to make additional payments to Progentix of up to an aggregate total of $25,000,000 upon completion of additional milestones and dependent on NuVasive’s sales success. NuVasive also has the right under the Option Agreement to purchase the Remaining Shares at any time between the second anniversary of the Option Agreement and the Fourth Anniversary of the Option Agreement (the “Option Period”) for $35,000,000, and in certain circumstances where NuVasive achieves in excess of a certain annual sales run rate on Progentix products during the Option Period, NuVasive may be required to purchase the Remaining Shares for $35,000,000.
Under the Option Agreement, ten percent (10%) of the purchase price plus an amount equal to $1,500,000 is set aside in escrow.
NuVasive and Progentix also entered into a Distribution Agreement dated January 13, 2009, whereby Progentix appointed NuVasive as its exclusive distributor for certain Progentix products. The Distribution Agreement shall remain in effect for a term of ten (10) years unless earlier terminated in accordance with its terms.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by NuVasive, Inc. dated January 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: January 13, 2009	By:	/s/ Alexis Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by NuVasive, Inc. dated January 13, 2009.